AMENDMENT NO. 1
                                     TO THE
                          REGISTRATION RIGHTS AGREEMENT


     THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT ("Amendment No. 1") amends that certain Registration Rights Agreement (the "Original Agreement") entered into as of __________________, 2002, by and between SLW Enterprises Inc., a Washington corporation (the "Issuer") and the undersigned executing this Amendment No. 1 (the "Permitted Right Holder") (together, the "parties").

1.     DEFINITIONS;  REFERENCES.  All  capitalized  terms used in this Amendment
       ------------------------
No. 1 not defined herein shall have the meanings given them in the Original Agreement. References in this Amendment No. 1 and in the Original Agreement to "this Agreement," "herein," "hereto" and words of similar import shall mean the Original Agreement as modified by this Amendment No. 1.

2.     SECTION  REFERENCES.  References  to  Sections  herein  shall  refer  to
       -------------------
Sections in this Amendment No. 1. References to the Original Agreement Sections shall refer to Sections in the Original Agreement.

3.     EFFECT  OF  AMENDMENT  NO. 1.  This Amendment No. 1 modifies the Original
       ----------------------------
Agreement. The Original Agreement, as amended by this Amendment No. 1, is in full force and effect, and the parties hereby ratify and affirm the same. In the event of any conflict between the provisions of the Original Agreement and this Amendment No. 1, the provisions of this Amendment No. 1 shall control.

4.     AMENDMENT  OF ORIGINAL AGREEMENT SECTION 1.3.  Original Agreement Section
       --------------------------------------------
1.3  is  hereby  superseded  and  replaced  in  its  entirety  by the following:

          1.3 "Private Placement Offering" means the private placement offering by Issuer of up to 2,000,000 shares of its common stock, par value $0.0001 per share, commencing on February 20, 2002 and closing contingent upon the closing of the Voluntary Share Exchange Agreement between HiEnergy Microdevices, Inc. and Issuer on or before April 30, 2002.

5.     AMENDMENT  OF  ORIGINAL AGREEMENT SECTION 2.1(B).  The second sentence of
       ------------------------------------------------
Original Agreement Section 2.1(b) (Request for Underwriting) is hereby superseded and replaced in its entirety by the following: "The Permitted Right Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Issuer."

6.     AMENDMENT  OF  ORIGINAL AGREEMENT SECTION 2.2(A).  The Original Agreement
       ------------------------------------------------
Section 2.2(a) (Piggyback) is hereby amended as follows: The period for a Permitted Right Holder to provide a written request to Issuer to include any Registrable Securities in a proposed registered offering is changed from "within 30 days" to "within 10 business days" of the delivery of a written notice from Issuer of its intention to register its common stock.


Amendment No. 1 to the Registration Rights Agreement - Page 1
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7.     AMENDMENT  OF  ORIGINAL  AGREEMENT  SECTION  3.1(A).  Original Agreement
       ---------------------------------------------------
Section 3.1(a) is hereby superseded and replaced in its entirety by the following:

          3.1     Obligations  of  Issuer.  Whenever  required  to  effect  the
                  -----------------------
     registration of any Registrable Securities under Sections 2.1 or 2.2, Issuer shall, as expeditiously as possible:

                 (a) prepare and file with the SEC a registration statement or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause a registration statement that registers such Registrable Securities to become and remain effective for 180 days or until the Permitted Right Holders have completed the distribution related thereto, whichever occurs first. If requested by the Permitted Right Holders, Issuer shall file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and subject to the same time contraints as provided in the preceding sentence.

8.   AMENDMENT  OF  ORIGINAL  AGREEMENT  SECTION  3.3.  The second sentence of
     ------------------------------------------------
Original Agreement Section 3.3 (Counsel Fees) is hereby superseded and replaced in its entirety by the following: "If the Permitted Right Holders are unable to designate one counsel after a period of 30 days, Issuer may solicit suggestions for such counsel from the Permitted Right Holders (no more than one suggestion per Permitted Right Holder), and select one counsel form among those suggested, and the selection of such counsel shall be binding on the Permitted Right Holders."

9.   AMENDMENT  OF  ORIGINAL AGREEMENT SECTION 4. Original Agreement Section 4
     -------------------------------------------
is  hereby  superseded  and  replaced  in  its  entirety  by  the  following:

          4.     Termination  of  Registration  Rights.  All registration rights
                 -------------------------------------
     granted under this Agreement, and all notices required under this Agreement, shall terminate and be of no further force and effect on the date that is one year after the first issuance to Permitted Right Holder of Registrable Securities through the Private Placement Offering.


     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

SLW ENTERPRISES INC.


By:
   -----------------------------
Name: Barry  Alter
Its:  President


Amendment No. 1 to the Registration Rights Agreement - Page 2
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PERMITTED RIGHT HOLDER: _________________________________

Signature: ______________________________________________

Print  Name:_____________________________________________

Its (title if applicable): ______________________________

Address:    _____________________________________________

            _____________________________________________




Amendment No. 1 to the Registration Rights Agreement - Page 3
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